Exhibit 99.1

Media Contact: Patrick Wilkison Vice President, Marketing and Business Development (949) 476-1180 pwilkison@stec-inc.com	Investors and Financial Media Contact: Mitch Gellman Vice President of Investor Relations (949) 260-8328 ir@stec-inc.com

STEC Announces Second Quarter 2007 Results

SANTA ANA, Calif., August 13, 2007 – STEC, Inc. (Nasdaq:STEC), announced today its financial results for the second quarter ended June 30, 2007.

Revenue for the second quarter of 2007 was $43.7 million, a decrease of 7.6% from $47.3 million for the second quarter of 2006, and a decrease of 7.4% from $47.2 million for the first quarter of 2007. GAAP gross profit margin was 31.3% for the second quarter of 2007, compared to 32.9% for the second quarter of 2006, and 30.6% for the first quarter of 2007. GAAP diluted earnings per share from continuing operations was $0.04 for the second quarter of 2007, compared to $0.09 for the second quarter of 2006, and $0.04 for the first quarter of 2007.

GAAP results in the second quarter of 2007 included start-up costs related to the company’s Malaysia facility that is currently under construction, global tax structuring costs and first-year implementation costs related to Sarbanes-Oxley Act Section 404. Non-GAAP results are explained and reconciled to GAAP results in tables included in this release. Non-GAAP gross profit margin was 31.8% for the second quarter of 2007, compared to 32.9% for the second quarter of 2006, and 32.2% for the first quarter of 2007. Non-GAAP diluted earnings per share was $0.05 for the second quarter of 2007, compared to $0.09 for the second quarter of 2006, and $0.05 for the first quarter of 2007.

Business Outlook

“During the second quarter of 2007, sampling activity and production revenue from our new line of Zeus IOPS Solid-State Drives (“SSD”) accelerated in the Enterprise storage and Video-on-Demand (“VoD”) sectors,” said Manouch Moshayedi, STEC’s chief executive officer. “Market receptivity for Zeus IOPS with Fibre Channel has been exceptional. We believe that at this time, our technology is clearly the leading technology for Enterprise-level applications. In a previous conference call, we projected a significant impact from our Zeus IOPS SSDs in 2008 and beyond, with modest, first-year revenue to range from $5 million to $10 million in 2007. As a result of the success of sampling programs, we are confident that we will reach our goal for 2007. More importantly, we believe that our long-term outlook for our SSD technology for the Enterprise-storage and Enterprise-server sectors, VoD and other target sectors is very bright.

Malaysia Facility

“We are on target toward achieving another of our long-term growth initiatives, the construction and build-out of our state-of-the-art, 210,000 square foot manufacturing/engineering/sales and marketing/logistics facility located in Penang, Malaysia. We expect construction of our permanent facility to be completed by the end of 2007, the facility to be operational in the first quarter of 2008 and ramp up to meaningful production levels by the third quarter of 2008. We expect our investment in this new facility to help reduce average production and engineering costs, improve access to growing markets in Asia, improve supply-chain efficiency and most importantly, lower our overall long-term effective corporate tax rate.

Guidance

“We currently expect third quarter of 2007 revenue to range from $43 million to $45 million with diluted non-GAAP earnings per share to range from $0.04 to $0.06. We remain enthusiastic about our future in the ever-expanding SSD markets, the future opening of our Malaysia facility and the implementation of our long-term global tax strategy, all of which we expect will enable significantly improved long-term results.”

Conference Call

STEC will hold an open conference call to discuss results for the second quarter of 2007. The call will take place today at 1:30 p.m., Pacific/4:30 p.m., Eastern. The call-in numbers for the conference are 1-800-781-3662 (United States and Canada) and 1-706-643-7710 (International).

Webcast

This call is being webcast. The webcast can be accessed by clicking on the “Investor Relations” link at www.stec-inc.com. The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. designs, develops, manufactures and markets custom memory solutions based on Flash memory and DRAM technologies. For information about STEC and to subscribe to the Company’s “Email Alert” service, please visit our web site at www.stec-inc.com, click “Investor Relations” and then “Email Alert.”

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude start-up costs related to the Company’s Malaysian facility that is currently under construction, global tax structuring costs and first-year implementation costs related to Sarbanes-Oxley Act Section 404. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of customer audit approvals for the Malaysia facility which impacts the ramp up of production, registration costs for new entities related to our global tax structure and the amount of Sarbanes-Oxley preparation required. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning: our belief that our Zeus IOPS technology is the leading technology for Enterprise-level applications; our confidence that we will reach our Zeus IOPS SSD revenue goal for 2007; projected significant impact from our Zeus IOPS SSDs in 2008 and beyond; belief that our long-term outlook based on our SSD technology for the Enterprise-storage and Enterprise-server sectors, VoD and other target sectors is very bright, expected timeframe for our new Malaysia facility to become operational and ramp up to meaningful production levels; expected benefits from our investment in the Malaysia facility; revenue and diluted earnings per share guidance for the third quarter of 2007; enthusiasm about our future in the SSD markets; the future opening of our Malaysia facility and the implementation of our long-term tax strategy; and expectation that such initiatives will enable significantly improved long-term results. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: we may not realize the expected benefits of the recent divestiture of our Consumer Division; disruptions from the divestiture of our Consumer Division transaction could make it more difficult to maintain relationships with customers and employees; changes in demand from certain customer segments; the cost of raw materials may fluctuate widely in the future; our backlog may not result in future revenue; excess inventory held by our customers may reduce future demand for our products; we may not realized the expected benefits from our operations in Malaysia or from our global tax structuring; unexpected delays in or increased cost associated with the construction of our Malaysia facility; unexpected delays in the qualification process of our products with customers; our growth initiatives may not be successfully implemented; slower than expected expansion of our international business; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have and may undertake in the future; excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; interruptions or delays at the semiconductor manufacturing facilities that supply components to us; higher than expected operating expenses; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets, our inability to maintain and increase market share, difficulty competing in sectors characterized by aggressive pricing and low margins; new customer and supplier relationships may not be implemented successfully; higher than anticipated capital equipment expenditures; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact customer confidence and hence reduce demand for our products. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2007	December 31, 2006
ASSETS:
Current Assets:
Cash and cash equivalents	$102,695	$40,907
Accounts receivable, net of allowances of $1,083 at June 30, 2007 and $1,620 at December 31, 2006	29,822	34,823
Inventory, net	35,770	51,453
Deferred income taxes	762	1,521
Current assets of discontinued operation	—	57,880
Other current assets	2,475	1,691

Total current assets	171,524	188,275

Furniture, fixtures and equipment, net	23,542	11,696
Intangible assets	1,249	1,439
Goodwill	1,682	1,682
Other long-term assets	593	423
Deferred income taxes	3,427	2,973
Long-term assets of discontinued operations	—	168

Total assets	$202,017	$206,656

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$12,348	$21,104
Accrued and other liabilities	6,134	7,111
Liabilities of discontinued operation	—	12,427

Total current liabilities	18,482	40,642

Long-term income taxes payable	1,437	—
Shareholders’ Equity:
Common stock	50	49
Additional paid-in capital	136,437	128,353
Retained earnings	45,611	37,612

Total shareholders’ equity	182,098	166,014

Total liabilities and shareholders’ equity	$202,017	$206,656

STEC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net revenues	$43,736	$47,281	$90,940	$87,714
Cost of revenues	30,028	31,738	62,807	63,002

Gross profit	13,708	15,543	28,133	24,712

Sales and marketing	4,273	4,019	8,706	7,027
General and administrative	4,082	3,040	7,915	5,953
Research and development	3,493	2,181	7,192	4,201

Total operating expenses	11,848	9,240	23,813	17,181
Operating income	1,860	6,303	4,320	7,531
Interest income	977	506	1,738	981

Income from continuing operations before provision for income taxes	2,837	6,809	6,058	8,512
Provision for income taxes	1,120	2,550	2,288	3,132

Income from continuing operations	$1,717	$4,259	$3,770	$5,380

Discontinued operations:
(Loss) income from operations of Consumer Division (including gain on disposal of $8,005)	$(14)	$435	$7,267	$302
Provision for income taxes	(337)	(175)	(2,961)	(122)

(Loss) income from discontinued operations	(351)	260	4,306	180

Net income	$1,366	$4,519	$8,076	$5,560

Net income (loss) per share:
Basic:
Continuing operations	$0.04	$0.09	$0.07	$0.12
Discontinued operations	$(0.01)	$0.01	$0.09	$—

Total	$0.03	$0.10	$0.16	$0.12

Diluted:
Continuing operations	$0.04	$0.09	$0.07	$0.12
Discontinued operations	$(0.01)	$0.01	$0.09	$—

Total	$0.03	$0.10	$0.16	$0.12

Shares used in net income per share computation:
Basic	48,682	45,699	49,430	45,426

Diluted	50,445	46,379	51,698	46,291

The non-GAAP financial measures included in the following tables are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: start-up costs related to the Company’s Malaysia facility that is currently under construction, global tax structuring costs and implementation costs related to Sarbanes-Oxley Act Section 404. Management believes these non-GAAP financial measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measure internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core, recurring operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

(a)	The Malaysia facility start-up costs primarily relate to costs associated with our 25,000 square foot interim facility, depreciation on equipment, and operational, sales and marketing, general and administrative and research and development personnel costs. The Company uses its interim facility to train production employees, obtain facility certifications such as ISO certification, initiate the accounting and information systems and conduct customer audits to better prepare for the opening of the Company’s 210,000 square foot facility. The Company expects to attain meaningful production volume from its full-scale production facility in the third quarter of 2008. As the interim and full-scale production facilities are not expected to contribute meaningfully to operations until the third quarter of 2008, management believes excluding such items from the Company’s operations provides investors with a means of evaluating the Company’s current operations.

(b)	The global tax structuring costs relate primarily to tax consulting, legal fees and filing fees associated with establishing various corporate entities throughout the world, and establishing cost-sharing and transfer pricing agreements among the worldwide entities. Management believes these cost should be excluded when evaluating core operations since management expects such costs to be immaterial after 2007.

(c)	First-year Sarbanes-Oxley cost relate to accounting and consulting fees related to the Company’s preparation to comply with Section 404 of the Sarbanes-Oxley Act in 2008 and the incremental amount of the first-year audit costs upon the Company first becoming subject to Sarbanes-Oxley Act Section 404 in 2008 over the expected Sarbanes-Oxley audits cost in subsequent years. Management believes these cost should be excluded when evaluating core operations since management believes these costs will be immaterial after the first quarter of 2008.

STEC, INC.

Schedule Reconciling Non-GAAP Income to GAAP Income

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income from continuing operations	$1,717	$4,259	$3,770	$5,380

The non-GAAP amounts have been adjusted to exclude the following items:
Excluded from cost of sales:
Malaysia facility start-up costs(a)	$207	$—	$284	$—
Excluded from operating expenses
Malaysia facility start-up costs(a)	$694	$—	$1,126	$—
Global tax structuring costs(b)	192	7	271	56
First-year Sarbanes-Oxley implementation costs(c )	94	—	274	—

	1,187	7	1,955	56
Income tax effect on non-GAAP adjustments	469	3	739	21

Net effect of adjustments to GAAP net income	718	4	1,216	35
Non-GAAP net income	$2,435	$4,263	$4,986	$5,415

(a)—(c) See corresponding footnotes above.

STEC, INC.

Schedule Reconciling Reported Financial Ratios

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
GAAP gross margin	31.3%	32.9%	30.9%	28.2%
Effect of reconciling item on gross margin	0.5%	0.0%	0.3%	0.0%

Non-GAAP gross margin	31.8%	32.9%	31.2%	28.2%

STEC, INC.

Selected Non-GAAP Financial Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
GAAP gross margin	$13,708	$15,543	$28,133	$24,712
Malaysia facility start-up costs(a)	207	—	284	—

Non-GAAP gross margin	$13,915	$15,543	$28,417	$24,712

GAAP operating expenses	$11,848	$9,240	$23,813	$17,181
Malaysia facility start-up costs(a)	(694)	—	(1,126)	—
Global tax structuring costs(b)	(192)	(7)	(271)	(56)
First-year Sarbanes-Oxley costs(c)	(94)	—	(274)	—

Non-GAAP operating expenses	$10,868	$9,233	$22,142	$17,125

GAAP operating income	$1,860	$6,303	$4,320	$7,531
Malaysia facility start-up costs(a)	901	—	1,410	—
Global tax structuring costs(b)	192	(7)	271	(56)
First-year Sarbanes-Oxley implementation costs(c )	94	—	274	—

Non-GAAP operating income	$3,047	$6,296	$6,275	$7,475

GAAP income from continuing operations before provision for income taxes	$2,837	$6,809	$6,058	$8,512
Malaysia facility start-up costs(a)	901	—	1,410	—
Global tax structuring costs(b)	192	(7)	271	(56)
First-year Sarbanes-Oxley implementation costs(c )	94	—	274	—

Non-GAAP income from continuing operations before provision for income taxes	$4,024	$6,802	$8,013	$8,456

GAAP income from continuing operations	$1,717	$4,259	$3,770	$5,380
Malaysia facility start-up costs(a)	901	—	1,410	—
Global tax structuring costs(b)	192	7	271	56
First-year Sarbanes-Oxley implementation costs(c )	94	—	274	—
Income tax effect on non-GAAP adjustments	(469)	(3)	(739)	(21)

Non-GAAP income from continuing operations	$2,435	$4,263	$4,986	$5,415

GAAP diluted earnings per share from continuing operations	$0.04	$0.09	$0.07	$0.12
Impact of non-GAAP adjustments on diluted earnings per share	$0.01	$—	$0.03	$—

Non-GAAP diluted earnings per share from continuing operations	$0.05	$0.09	$0.10	$0.12

(a)—(c) Refer to the corresponding footnotes above.